Exhibit 15



                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Connecticut General Life Insurance Company, hereby severally constitute and appoint John Wilkinson and Mark A. Parsons, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, in our names an in the capacities indicated below, any and all amendments to Registration Statement No. 33-48137 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by either of our attorneys-in-fact to any such Registration Statement.

         WITNESS our hands and common seal on this 25th day of January, 1999.

Signature                              Title


/s/Thomas C. Jones            President (Principal Executive Officer) and
Thomas C. Jones                Director


/s/John Wilkinson             Vice President and Actuary
John Wilkinson                (Principal Financial Officer)


/s/Robert E. Wahlman          Vice President
Robert E. Wahlman             (Principal Accounting Officer)


/s/Harold W. Albert           Director
Harold W. Albert


/s/Robert W. Burgess          Director
Robert W. Burgess